UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026 (October 22, 2026)

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 22, 2026, Zeo Energy Corp. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional 180 calendar days, until April 19, 2027, to regain compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share for the Company’s Class A common stock.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 24, 2026, Nasdaq notified the Company on April 23, 2026, that its Class A common stock was not in compliance with the minimum bid price requirement and provided an initial 180-day compliance period ending October 20, 2026.

The extension has no immediate effect on the listing or trading of the Company’s Class A common stock on the Nasdaq Capital Market. The Company intends to monitor the closing bid price of its Class A common stock and consider available options to regain compliance during the extended compliance period. There can be no assurance that the Company will regain compliance within such period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEO ENERGY CORP.

Dated: October 26, 2026	By:	/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer

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